Exhibit 32.2

FORD MOTOR COMPANY

CERTIFICATION OF CHIEF FINANCIAL OFFICER

      I, Don R. Leclair, Group Vice President and Chief Financial Officer of Ford Motor Company (the “Company”), hereby certify pursuant to Rule 15d-14(b) of the Securities Exchange Act of 1934, as amended, and Section 1350 of Chapter 63 of title 18 of the United States Code that:

1.	the Company’s Annual Report on Form 10-K for the year ended December 31, 2003, to which this statement is filed as an exhibit (the “Report”), fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

2.	the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ DON R. LECLAIR

Don R. Leclair
Group Vice President and
Chief Financial Officer

Dated: March 10, 2004